                                                                     Exhibit 3.1

                            Commonwealth of Virginia

                                     [LOGO]

                          State Corporation Commission

                                                      Richmond, January 28, 1969

This is to certify that the certificate of incorporation of Human Factors Placement Service, Inc. was this day issued and admitted to record in this office and that the said corporation is authorized to transact its business subject to all the laws of the state applicable to the corporation and its business.

                                                    State Corporation Commission


                                                    /s/ William C. Young
                                                    ----------------------------
                                                       Clerk of the commission

                            ARTICLES OF INCORPORATION

                                       OF

                      HUMAN FACTORS PLACEMENT SERVICE, INC.

          We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

               (a) The name of the corporation is HUMAN FACTORS PLACEMENT SERVICE, INC.

               (b) The purpose or purposes for which the corporation is organized are:

          To establish, conduct and carry on in all of its branches a general agency and service business; to act, and to appoint others to act, as general agent, special agent, broker, factor, representative, independent contractor for individuals, firms, associations and corporations in the performance of services and in the distribution, delivery, purchase and sales of articles of commerce of every kind and description, and in the advertising, introducing, contracting for, selling, distributing, promoting, using, services of all kinds, relating to any and all kinds of businesses, for any and all purposes; to invest in, own, purchase, maintain, operate, sell, lease, or dispose of, and hold in fee simple or otherwise real estate; and to make all contracts and do all things proper, incidental and conducive to the complete attainment of its purposes.

          The aforegoing enumeration of the purposes, objects and businesses of the Corporation is made in furtherance, and not in limitation, of the powers and allowed purposes conferred upon corporations generally by the laws of the Commonwealth of

Virginia, and it is expressly provided that said enumeration of specific powers shall not be held to limit or restrict in any manner the objects, purposes and powers of the Corporation.

               (c) The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

     CLASS          NUMBER     PAR VALUE PER SHARE
   AND SERIES      OF SHARES     OR NO PAR VALUE
----------------   ---------   -------------------
Common - All One      1000       $1.00 per share

               (d) The post office address of the initial registered office is 303 Cameron Street, Alexandria, Virginia. The name of the city in which the initial registered office is located is City of Alexandria, Virginia. The name of the initial registered agent is Frank E. Manning, _______ an officer of the Corporation and whose business office is the same as the registered office of the corporation.

               (e) The number of directors constituting the initial board of directors is three (3) and the names and addresses of the persons who are to serve as the initial directors are:

      NAME                      ADDRESS
      ----                      -------

Frank E. Manning          2210 Russell Road
                          Alexandria, Virginia

Eva L. Manning            2210 Russell Road
                          Alexandria, Virginia

A. William Perkins, Jr.   213 Virginia Avenue
                          Alexandria, Virginia

Dated January 15, 1969.


                                                   /s/ Frank E. Manning   (SEAL)
                                                   -----------------------------
                                                   Frank E. Manning


                                                   /s/ Eva L. Manning     (SEAL)
                                                   -----------------------------
                                                   Eva L. Manning


                                                   /s/ A. William Perkins (SEAL)
                                                   -----------------------------
                                                   A. William Perkins, Jr

                                                                  INCORPORATORS

                              ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                      HUMAN FACTORS PLACEMENT SERVICE, INC.

          HUMAN FACTORS PLACEMENT SERVICE, INC. a corporation organized and existing under and by virtue of the Virginia Stock Corporation Act of the Commonwealth of Virginia, DOES HEREBY CERTIFY.

          FIRST: That the Board of Directors of said corporation, at a meeting held on August 14, 1969, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of said corporation:

          RESOLVED; that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by changing the Article thereof numbered (a) so that, as amended, said Article shall be and read as follows:

          "(a): The name of the corporation is ESSEX CORPORATION."

          SECOND: That on August 14, 1969 notice of the proposed amendment was given to each stockholder of record of the said corporation entitled to vote thereon, said notice having been given in the manner prescribed in the Virginia Stock Corporation Act and having been accompanied by a copy of the said proposed amendment; and

          THIRD: That at a Special Meeting of Stockholders held on August 14 1969 the said proposed amendment was adopted by the Stockholder; and

          FOURTH: That on the date of the said Special Meeting of Stockholders there were outstanding 500 shares of Common Stock of the said corporation, being all of the outstanding stock of the corporation then outstanding and entitled to vote on the said proposed amendment; and

          FIFTH: That at said Special Meeting of Stockholders held August 14, 1969, 500 shares of the corporation's common stock were voted in favor of the adoption of said amendment; and no shares were voted against the said amendment.

          IN WITNESS WHEREOF, said HUMAN FACTORS PLACEMENT SERVICE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Frank E. Manning, its President, and Eva L. Manning, its Secretary, this 21st day of August, 1969.

                                           HUMAN FACTORS PLACEMENT SERVICE, INC.


                                           By /s/ Frank E. Manning
                                              ----------------------------------
                                                          President

(CORPORATE SEAL)


                                           By /s/ Eva L. Manning
                                              ----------------------------------
                                                          Secretary

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                                                 AT RICHMOND.

                                                                 August 27, 1969

     The accompanying articles having been delivered to the State Corporation Commission on behalf of

                      Human Factors Placement Service, Inc.
                        (Chg. name to: Essex Corporation)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

     ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

     Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the Corporation Court of the City of Alexandria

                                              STATE CORPORATION COMMISSION


                                           By /s/ Ralph T. Cotteral
                                              ----------------------------------
                                                                        Chairman

VIRGINIA:

     In the Clerk's Office of the Corporation Court of the City of Alexandria

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 5th day of September, 1969 and is now returned to the State Corporation Commission by certified mail.

                                              Alvin W. Frinks, Clerk


                                           By /s/ Alvin W. Frinks
                                              ----------------------------------
                                                                    Deputy Clerk

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               ESSEX CORPORATION

          ESSEX CORPORATION, a corporation organized and existing under and by virtue of the Virginia Stock Corporation Act of the Commonwealth of Virginia, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held on April 1, 1971, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of said corporation:

          RESOLVED, that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by changing the Article thereof designated ("c") so that, as amended, said Article shall be and read as follows:

          "(c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

             Class and       Number of   Par Value
               Series          Shares    Per Share
          ----------------   ---------   ---------
          Common - All one    100,000      $1.00"

          SECOND: That on April 1, 1971 notice of the proposed amendment was given to each stockholder of record of the said corporation entitled to vote thereon, said notice having been given in the manner prescribed in the Virginia Stock Corporation Act and having been accompanied by a copy of the said proposed amendment; and

          THIRD: That at a Special Meeting of Stockholders held on April 1, 1971 the said proposed amendment was adopted by the Stockholders; and

          FOURTH: That on the date of the said Special Meeting of Stockholders there were outstanding 1,000 shares of Common Stock of the said corporation, being all of the outstanding stock of the corporation then outstanding and entitled to vote on the said proposed amendment; and

          FIFTH: That at said Special Meeting of Stockholders held April 1, 1971 1,000 shares of the corporation's common stock were voted in favor of the adoption of said amendment; and no shares were voted against the said amendment.

          IN WITNESS WHEREOF, said ESSEX CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, and its Secretary, this 21st day of May, 1971.

                                                  ESSEX CORPORATION


                                                  By /s/ Frank E. Manning
                                                     ---------------------------
                                                         President


(CORPORATE SEAL)                                  By /s/ A. Carl von Sternberg
                                                     ---------------------------
                                                         Secretary

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                                                   AT RICHMOND,
                                                                   June 14, 1971

     The accompanying articles having been delivered to the State Corporation Commission on behalf of

                              Essex Corporation

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

     ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

     Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the Corporation Court City of Alexandria

                                                    STATE CORPORATION COMMISSION


                                                  By /s/ Ralph T. Cotterall
                                                     ---------------------------
                                                                 Acting Chairman
VIRGINIA:

     In the Clerk's Office of the Corporation Court City of Alexandria

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 24th day of June 1971 and is now returned to the State Corporation Commission by certified mail.


                                                     /s/ Alvin W. Frinks
                                                     ---------------------------
                                                                           Clerk


                                                  By: /s/ Katherine F. Bradfield
                                                      --------------------------

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                ESSEX CORPORATION

     ESSEX CORPORATION, a corporation organized and existing under and by virtue of the Virginia Stock Corporation Act of the Commonwealth of Virginia, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held on June 11, 1981, adopted resolutions proposing and declaring advisable the following amendments to the Articles of Incorporation of said corporation:

          RESOLVED, that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by changing the Article thereof designated ("c") so that as amended, said Article to be and read as follows:

     "(c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

         Class and      Number of   Par Value
          Series          Shares    Per Share
     ----------------   ---------   ---------
     Common - All one   5,000,000     $0.10

          RESOLVED FURTHER, that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by adding a new Article (f) thereto, said Article to be and read as follows:

     "(f) No holder of shares of any class of stock of the corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the corporation, whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such stock, or (iii) any securities or obligations convertible into any such stock or into warrants, rights, or options to purchase any such stock."

          RESOLVED FURTHER, that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by adding a new Article (g) thereto, said Article to be and read as follows:

     "(g) Any number of shareholders together holding at least one-third (1/3) of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business thereat."

          RESOLVED FURTHER, that the Articles of Incorporation of this corporation be amended, after adoption at a Special Meeting of Stockholders called for such purpose, by adding a new Article (h) thereto, said Article to be and read as follows:

     "(h) Each Director and officer of the Corporation shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or officer, whether or not continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duty as such Director or officer. In the event of any other judgment against such Director or officer, or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a Director of the Corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors that in its or his opinion such Director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and in the event of a settlement, that such settlement was, or if still to be made, is in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel. Every reference herein to Director of officer shall include every Director or officer or former Director or officer of the Corporation and every person who may have served at its request as a Director or officer of another corporation in which the Corporation owns shares of stock or of which it is a creditor or, in the case of a non-stock corporation, to which the Corporation contributes and, in all such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled."

          SECOND: That on July 21, 1981, notice of the proposed amendments were given to each stockholder of record of the said corporation entitled to vote thereon, said notice having been given in the manner prescribed in the Virginia Stock Corporation Act and having been accompanied by a copy of the said proposed amendments; and

          THIRD: That on the date of the said Notice to Stockholders there were outstanding 69,870 shares of Common Stock of the said corporation, being all of the outstanding stock of the corporation then outstanding and entitled to vote on the said proposed amendments; and

          FOURTH: That the said proposed amendments were unanimously approved by the written consent of the holders of all of the authorized, issued and outstanding shares of Common Stock of the said corporation on July 21, 1981.

     IN WITNESS WHEREOF, said ESSEX CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by FRANK MANNING, its President and RICHARD C. FOOTE, its Secretary, this 22nd day of July, 1981.

                                               ESSEX CORPORATION


                                               By: /s/ FRANK MANNING
                                                   -----------------------------
                                                   FRANK MANNING, President


                                               By: /s/ RICHARD C. FOOTE
                                                   -----------------------------
                                                   RICHARD C. FOOTE,
                                                   Treasurer

(SEAL)

                              ARTICLES OF AMENDMENT
                                       OF
                                ESSEX CORPORATION

                                      ONE

     The name of the corporation is Essex Corporation.

                                       Two

     Article (h) of the Articles of Incorporation of the Corporation is amended to read as follows:

     1. Each Director and officer of the Corporation shall be entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the Corporation, to the fullest extent required or permitted under the provisions of the Stock Corporation Act of the Commonwealth of Virginia as in effect from time to time, except only an indemnity against willful misconduct, a knowing violation of the criminal law or a knowing violation of any federal or state securities law. No amendment or repeal of this Article (h) shall apply or have any effect on the rights provided under this Article (h) with respect to any omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make such indemnity and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such officer or director in connection with such actions and determinations or proceedings of any kind arising therefrom.

     2. The Corporation shall promptly pay for or reimburse the reasonable expenses, including attorney's fees, incurred by an officer or director of the Corporation in connection with any proceeding (whether or not made a party) arising from his or her status as such officer or director, in advance of final disposition of any such proceeding upon receipt by the Corporation from such officer or director of (a) a written statement of good faith belief that he or she is entitled to indemnity by the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.

     3. The rights of each officer or director of the Corporation under this Article (h) or as otherwise provided by law shall continue regardless of cessation of their status as such and shall inure to the benefit of their respective heirs, executors, administrators and legal representatives. Such rights shall not prevent or restrict the power of the Corporation to make or provide any further indemnity, or provisions for determining entitlement to indemnity pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article (h) or applicable laws of the Commonwealth of Virginia.

     4. The rights to indemnity and payment or reimbursement of expenses provided under this Article (h) shall extend to any individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee (including service as a named fiduciary), employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     5. The provisions of this Article (h) shall be applicable regardless of when a transaction, occurrence or course of conduct on which a proceeding is based, in whole or in part, took place.

     6. Each provision of this Article (h) shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision. The provisions of this Article (h) shall be in addition to, and not in limitation of, all rights to indemnity and payment or reimbursement of expenses required or permitted by applicable provisions of law.

                                      Three

     Article (i) is added to the Articles of Incorporation and reads as follows:

          (i) In any proceeding brought by a stockholder of the Corporation in the right of the Corporation, or brought by or on behalf of stockholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, according to the provisions of the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended.

                                      Four

     The foregoing amendments were adopted on June 8, 1988.

                                      Five

     The amendments were adopted by a vote of the shareholders representing 79.45% of the issued and outstanding shares of the Company.

     The undersigned secretary of the corporation declares that the facts herein stated are true as of June 8, 1988.

                                                           ESSEX CORPORATION


                                                By: /s/ Joel R.Kaswell
                                                    ----------------------------
                                                    Joel R.Kaswell,
                                                    Secretary
                                                    Essex Corporation

                            ARTICLES OF AMENDMENT OF
                               ESSEX CORPORATION

                                       ONE

     The name of the Corporation is Essex Corporation.

                                       TWO

     The text of the amendment to the Corporation's Articles of Incorporation is:

     (c) The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

Class and Series    Number of Shares   Par Value
-----------------   ----------------   ---------
      Common           10,000,000        $0.10

                                      THREE

     The board of directors unanimously recommended the amendment to the stockholders on June 22, 1992.

                                      FOUR

     The amendment was adopted by a 2/3 majority of the stockholders on June 22, 1992 at the Corporation's Annual Meeting of Stockholders.

     The undersigned secretary of the Corporation declares that the facts herein stated are true as of March 1st, 1993.

                                                     ESSEX CORPORATION


                                                By: /s/ Leonard E. Moodispaw
                                                    ----------------------------
                                                    Leonard E. Moodispaw
                                                    Secretary

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 March 10, 1993

The State Corporation Commission has found the accompanying articles submitted on behalf of

ESSEX CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 10, 1993 at 11:08 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                   STATE CORPORATION COMMISSION


                                                   By: /s/ Haliberton Wilbur Jr.
                                                       -------------------------
                                                       Commissioner

AMENACPT
CIS20436
93-03-08-0113

                              ARTICLES OF AMENDMENT
                                       OF
                                ESSEX CORPORATION

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

1. The name of the corporation (hereinafter referred to as the "Corporation") is ESSEX CORPORATION.

2. Article (c) of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

     (c)  Preferred Stock

          The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue and the par value per share are as follows:

          Class and   Number of   Par Value
            Series      Shares    Per Share
          ---------   ---------   ---------
          Preferred   1,000,000     $0.01

          The Board of Directors is authorized to provide for the designation, preferences, limitations and relative rights, in one or more series of the Preferred Stock to the fullest extent contemplated by the Virginia Stock Corporation Act by the adoption of Articles of Amendment to the Articles of Incorporation in accordance with the Virginia Stock Corporation Act.

          Common Stock

          The aggregate number of shares of Common Stock which the Corporation shall have authority to issue and the par value per share are as follows:

          Class and    Number of   Par Value
           Series       Shares     Per Share
          ---------   ----------   ---------
           Common     25,000,000     $0.10

3. The date of adoption of the amendment herein provided for was as of January 31, 1997 with respect to approval of the class of Preferred Stock and as of November 13, 1996 as to the increase in the number of authorized shares of Common Stock.

4. The amendment herein provided for was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation in accordance with the provisions of the Virginia Stock Corporation Act.

     The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment herein provided for are as follows:

                           Number of
       Designation    Outstanding Shares   Number of Votes
     --------------   ------------------   ---------------
      Common Stock
     $.10 par value        3,624,098          3,642,098

     The total number of votes cast for and against the amendment herein provided for by each voting group entitled to vote separately on the said amendment is as follows:

                                             Number of Votes
                       Number of Votes         Cast Against
                      Cast for Amendment       Amendment to
                         to Authorize      Authorize Preferred
      Designation      Preferred Stock            Stock
     --------------   ------------------   -------------------
      Common Stock
     $.10 par value       2,440,940              294,510

                                            Number of Votes
                        Number of Votes       Cast Against
                      Cast for Amendment      Amendment to
                        to Increase the       Increase the
                      Authorized Common    Authorized Common
       Designation          Stock                Stock
     --------------   ------------------   -----------------
      Common Stock
     $.10 par value        2,988,590            195,727

     The number of votes cast for the amendment herein provided for by the said voting group was sufficient for approval by that voting group.

                                     ******
     Executed on 3/13, 1997.

                                          ESSEX CORPORATION


                                          By: /s/ A. Ward
                                              ----------------------------------
                                          Name: A. WARD
                                          Title: VICE PRESIDENT

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 March 27, 1997

The State Corporation Commission has found the accompanying articles submitted on behalf of

ESSEX CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 27, 1997 at 09:40 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION


                                                By /s/ T.V. Morrison Jr.
                                                   -----------------------------
                                                   Commissioner

AMENACPT
CIS20436
97-03-21-0031

Commonwealth of Virginia

[LOGO] State Corporation Commission

I Certify the Following from the Records of the Commission:

the foregoing is a true copy of the ARTICLES OF AMENDMENT of ESSEX CORPORATION issued March 27, 1997.

Nothing more is hereby certified.

[SEAL]                                Signed and Sealed at Richmond
                                      on this Date: March 31, 1997


                                      /s/ William J. Bridge
                                      ------------------------------------------
                                      William J. Bridge, Clerk of the Commission

                              ARTICLES OF AMENDMENT
                                       OF
                               ESSEX CORPORATION

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

1. The name of the corporation (hereinafter referred to as the "Corporation") is ESSEX CORPORATION.

2. Article (c) of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

     (c)  Preferred Stock
          The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue and the par value per share are as follows:

            Class and    Number of   Par Value
             Series        Shares    Per Share
          ------------   ---------   ---------
            Preferred     997,500     $  0.01
          (unassigned)

             Class A       2,500      $100.00

     I. Dividends. The holders of the Class A Preferred Stock shall be entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors on an annual basis in an amount equal to eight percent (8%) per annum of the liquidation preference per share of $100. Dividends may be paid (to the extent permissible under the Virginia Stock Corporation Act) to the holders of the Class A Preferred Stock in cash or, at the option of the Company, in shares (the "Dividend Shares") of common stock of the Corporation, par value $.10 per share (the "Common Stock") (based upon the last sale price of a share of Common Stock for the five (5) trading days preceding the record date for a particular dividend).

     II. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Class A Preferred Stock shall have a liquidation preference per share, equal to the purchase price per share, together with accrued and unpaid dividends.

     III. Voting Rights. Except as otherwise required by applicable law, the Class A Preferred Stock shall have no voting rights.

     IV. Redemption. The Class A Preferred Stock shall have no redemption rights.

     V. Conversion. (a) Subject to the terms and conditions of subsections (a) and (b) of this Section V, and unless previously redeemed, issued and outstanding shares of Class A Preferred Stock, shall be convertible at the option of the holder (the "Conversion Right") prior to the Maturity Date, in the manner and on the terms hereinafter set forth, into shares of common stock of the Corporation, par value ($.10) at any time prior to the Maturity Date at a conversion price equal to the greater of market value on the date that the election to convert is made or fifty cents ($.50) per shares, subject to adjustment; provided however, that in the event the assets of the optoelectronics division of the Corporation have been transferred to another business enterprise [in which the Corporation has a controlling shareholder interest] ("Transferee"), and at the election of the holder, the unpaid principal amount of the Preferred Stock and the accrued dividends thereon, shall be convertible into a percentage equity interest of the Transferee determined pursuant to the following formula:

               x/y where x is the dollar amount converted and y is the fair market value (or mean fair market value, if more than one valuation methodology is utilized) as determined by a third party expert in providing such valuations retained by the Company.

          (b)  The Conversion Price shall be subject to adjustment as follows:

          (i) In case the Corporation shall subdivide the number of outstanding shares of the Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Conversion Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such subdivision or contraction, by
               (B) the number of shares of Common Stock outstanding immediately after such subdivision or contraction.

          (ii) Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the date hereof combine its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such combination shall be proportionately increased. Any adjustment under this section shall become effective upon the close of business on the date the subdivision or combination becomes effective.

          (iii) Certain Dividends and Distributions. In the event that the Corporation shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event that such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
               (b) the denominator of which shall be the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

          (iv) Other Dividends and Distributions. In the event that the Corporation at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provisions shall be made so that the holder of the Preferred Stock shall receive, upon conversion of the Preferred Stock, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which such holder would have received had its Preferred Stock been converted into shares of Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by the holder as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holder of the Preferred Stock.

          (v) Reclassification, Exchange or Substitution. If the shares of Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in subsection (e) below), then and in each such event, the holder of the Preferred Stock shall have the right thereafter to convert the Preferred Stock into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification or other change, as the holder of the number of shares of Common Stock into which the Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (vi) Reorganization, Merger, Consolidation or Sale of Assets. If, at any time or from time to time, there shall be a capital reorganization of the shares of Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this section) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of capital stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which the holder of shares of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holder of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this section (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock receivable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent hereto as may be practicable.

          (vii) Material Financing. If the Corporation at an time during a twelve (12) month period commencing on the date of issuance of the Class A Preferred Stock, enters into a transaction with a third party which is entitled to provide material financing to the Corporation, and such transaction includes a right of conversion to purchase Newco Common Stock or Common Stock at a per share purchase price lower than the Conversion Price set forth herein, then the Conversion Price shall be adjusted downward to be equal to the Conversion Price granted to such third party.

        (viii) Minimum Adjustment. Notwithstanding anything to the contrary set forth herein, no adjustment of the Conversion Price shall be made in an amount equal to less than one cent ($.01), but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one cent ($.01) or more.

          (ix) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this section, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of the Preferred Stock a certificate, signed by the Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (c) Promptly after the receipt of certificates representing Class A Preferred Stock and surrender of Class A Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Newco Common Stock or Corporation Common Stock issuable upon the conversion of such Class A Preferred Stock. No fractional shares shall be issued upon conversion of the Class A Preferred Stock into shares of Newco Common Stock or Corporation Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the Conversion Date (or on the next preceding business day if the Conversion Date is not a business day) and at that time the rights of the holder of Class A Preferred Stock, as such holder, shall cease, and the holder of the Class A Preferred Stock shall become the holder of record of shares of Newco Common Stock or Corporation Common Stock.

          (d) Notwithstanding anything herein to the contrary, on any liquidation of the Corporation, the right of conversion of the Class A Preferred Stock shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class A Preferred Stock.

     VI. Registration Rights. In the event that (but without any obligation to do so) the Corporation proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Corporation shall promptly give each Holder written notice of such registration (the "Piggy-Back Notice"); provided, however, that the Corporation shall have no obligation to so notify Holders with respect to any registration subsequent to the first of such registrations to occur after the issuance of the Corporation Common Stock and shall have no obligation if such registration relates to an underwritten offering by the Corporation and the managing underwriter of the subject proposed offering expresses its objection thereto to the Corporation.

     VII. Rank. With respect to the payment of dividends and rights to redemption and upon liquidation, the shares of the Class A Preferred Stock shall rank senior to the shares of Common Stock of the Corporation.

     Common Stock

     The aggregate number of shares of Common Stock which the Corporation shall have authority to issue and the par value per share are as follows:

     Class and    Number of   Par Value
       Series      Shares     Per Share
     ---------   ----------   ---------
      Common     25,000,000     $0.10

3. The date of adoption of the amendment herein with respect to approval of the class of Preferred Stock provided for was as of January 31, 1997; the date of adoption of the amendment herein with respect to the increase in the number of authorized shares of Common Stock was as of November 13, 1996; and the foregoing amendment herein with respect to the designation, preferences, limitations and relative rights of the Class A Preferred Stock was duly adopted by the Board of Directors by unanimous written consent of the Board of Directors dated June 17, 1997, pursuant to the provisions of the Virginia Stock Corporation Act. The foregoing amendment relating to the designation, preferences, limitations and relative rights of the Class A Preferred Stock does not require shareholder approval.

     IN WITNESS WHEREOF, ESSEX CORPORATION has caused this Certificate of Amendment to be executed by its Chief Executive Officer and attested to by its Assistant Secretary this 24th day of June, 1997.

                                   ESSEX CORPORATION


                                   By: /s/ Harry Letaw
                                       -----------------------------------------
                                       Harry Letaw, Jr., Chief Executive Officer

ATTEST:


/s/ Sarah E. Roberts
-------------------------------------
Sarah E. Roberts, Assistant Secretary

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  June 27, 1997

The State Corporation Commission has found the accompanying articles submitted on behalf of

ESSEX CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 27, 1997 at 02:26 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION


                                        By: /s/ T.V. Morrison Jr.
                                            ------------------------------------
                                            Commissioner

AMENACPT
CIS20436
97-06-27-0107

                              ARTICLES OF AMENDMENT
                                       OF
                                ESSEX CORPORATION

To the State Corporation Commission
Commonwealth of Virginia

     The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

     I. The name of the corporation (hereinafter referred to as the "Corporation") is Essex Corporation.

     II. Article (c) of the Articles of Incorporation of the Corporation is hereby amended to designate a new series of the Corporation's Preferred Stock to be known as "Series B Convertible Preferred Stock" by adding the following as new Section (c)(B):

          (c)(B) Series B Convertible Preferred Stock. Five Hundred Thousand (500,000) shares of Preferred Stock of the Corporation are hereby designated as Series B Convertible Preferred Stock ("Series B Preferred"). The preferences, privileges and relative rights relating to the Series B Preferred are as follows:

               1. Dividend Provisions. The Corporation shall not declare or pay any distributions on shares of Common Stock (other than a distribution described in Section 3(d)(i) below) until the holders of the Series B Preferred then outstanding shall have first received, or simultaneously receive, out of any assets legally available therefor a distribution on each outstanding share of Series B Preferred in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series B Preferred is then convertible. Such dividends shall not be cumulative.

               2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and Series B Preferred pro rata based on the number of shares of Common Stock held by each such holder or into which such holder's shares of Series B Preferred are then convertible.

               3. Conversion. The holders of Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

                    (a) Right to Convert. Subject to Section 3(c), each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into four (4) fully paid and nonassessable shares of Common Stock (the "Series B Conversion Rate"). The Series B Conversion Rate shall be subject to adjustment as set forth in Section 3(d).

                    (b) Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the Series B Conversion Rate at the time in effect for such share on the second anniversary of the filing of these Articles of Amendment with the Virginia State Corporation Commission.

                    (c) Mechanics of Conversion. Before any holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Series B Preferred, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, immediately thereafter, issue and deliver at such office to such holder of Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an acquisition or an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering such Series B Preferred for conversion, be conditioned upon the closing of such acquisition or the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such acquisition or such sale of securities.

                    (d) Conversion Rate Adjustments of Series B Preferred for Certain Splits and Combinations. The Series B Conversion Rate shall be subject to adjustment from time to time as follows:

                         (i) Stock Splits and Dividends. In the event the
Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Series B Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and the number of shares issuable with respect to such Common Stock Equivalents.

                         (ii) Reverse Stock Splits. If the number of shares of
Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series B Conversion Rate for each share of Series B Preferred shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                    (e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights then, in each such case for the purpose of this
Section 3(e), the holders of Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                    (f) Mergers, etc. If, at any time or from time to time, there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person and entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred, the number of shares of capital stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which the holder of shares of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holders of the Series B Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this section (including adjustment of the Series B Conversion Rate then in effect and the number of shares of Common Stock receivable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent hereto as may be practicable.

                    (g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or other transaction provided for elsewhere in this
Section 3) provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of such Series B Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such Series B Preferred after the recapitalization to the end that the provisions of this
Section 3 (including adjustment of the Series B Conversion Rate then in effect and the number of shares purchasable upon conversion of such Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                    (h) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred against impairment.

                    (i) No Fractional Shares and Certificate as to Adjustments.

                         (i)  No fractional shares shall be issued upon the
conversion of any share or shares of the Series B Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Series B Conversion Rate pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of a series of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the new Series B Conversion Rate, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred.

                    (j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall send to each holder of Series B Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred, in addition to such other remedies as shall be available to the holder of such Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

                    (1) Notices. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series B Preferred shall be deemed given if delivered to such shareholder by a nationally recognized overnight delivery service at his address appearing on the books of the Corporation.

               4.   Voting Rights.

                    (a) Except as provided in Section 4(b) or Section 4(c) below, the holders of record of shares of Series B Preferred shall be entitled to such number of votes for each share of Series B Preferred standing in each such person's name on the stock transfer records of the Corporation as shall be necessary to entitle the holders of all shares of Series B Preferred to vote, in. the aggregate, 51 % of the total voting power of all holders of all capital stock of the Corporation. Promptly following the fixing of a record date for each annual or special meeting of shareholders or prior to the taking of any action by written consent, the Board of Directors of the Corporation (the "Board") shall determine the number of votes per share of Series B Preferred that each holder of record of Series B Preferred shall be entitled to cast to implement the foregoing voting provisions. The determination of such number of votes by the Board shall be final and shall be set forth in the notice of such meeting of shareholders or notice of consent delivered to the holders of capital stock of the Corporation.

                    (b) Notwithstanding the provisions of Section 4(a) above, on any matter set forth in clauses (i) or (ii) below submitted for consideration or action by the shareholders at any meeting of shareholders (or by written consent of shareholders in lieu of meeting) each holder of record of shares of Series B Preferred shall be entitled to one vote for each share of Common Stock into which such holder's shares of Series B Preferred are convertible as of the record date for determining shareholders entitled to vote on such matter:

                         (i)  any sale of all or substantially all of the assets
of the Corporation which values the Corporation at less than $50,000,000; or

                         (ii) any merger (other than a merger in which the
holders of capital stock of the Corporation before the transaction continue to hold more than 50% of the capital stock of the Corporation after the transaction) or consolidation to which the Corporation is a party which values the Corporation at less than $50,000,000.

     Insofar as the consideration paid in a sale of assets, merger or consolidation referenced in clause (i) or (ii) above consists of property other than cash, the value of the Corporation shall be computed based on the fair market value of such property as of the applicable record date. In the event any consideration in such transaction is to be paid on a deferred basis, such consideration shall be valued on a present value basis, applying a discount factor of 8%. Any dispute concerning valuation of the Corporation shall be resolved by an investment banking firm selected by the Board.

                    (c) Notwithstanding the provisions of Section 4(a) above, each holder of record of shares of Series B Preferred shall be entitled to one vote for each share of Common Stock into which such holder's shares of Series B Preferred are convertible at such time as the holders of Series B Preferred default beyond applicable grace and cure periods on any obligation they have to purchase Series B Preferred after the date of these Articles of Amendment.

     III. The capital stock of the Corporation shall have no par value.

     IV. The date of adoption of the amendments herein was September 6, 2000. Such amendments were duly adopted by the Board of Directors of the Corporation at a meeting held on September 6, 2000, pursuant to the provisions of the Virginia Stock Corporation Act. The foregoing amendments do not require shareholder approval.

     IN WITNESS WHEREOF, Essex Corporation has caused these Articles of Amendment to be executed by its President and attested to by its Secretary as of this 7 day of September, 2000.

                                             ESSEX CORPORATION


                                             By: /s/ Leonard E. Moodispaw
                                                   -------------------------
                                                 Leonard E. Moodispaw, President

ATTEST:


/s/ Kimberly J. DeChello
--------------------------
Kimberly J. DeChello, Secretary

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                September 8, 2000

The State Corporation Commission has found the accompanying articles submitted on behalf of

ESSEX CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective September 8, 2000, at 10:25 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                    STATE CORPORATION COMMISSION


                                                    By: /s/ T.V. Morrison Jr.
                                                        ------------------------
                                                            Commissioner

00-09-08-0603
AMENACPT
CIS0317

                      [LETTERHEAD] COMMONWEALTH OF VIRGINIA

                                                               September 8, 2000

     DWIGHT HOPEWELL
     CANTOR ARKEMA & EDMONDS
     823 EAST MAIN ST
     "CALL FOR PICKUP CRYSTAL SMITH 644 1400
     RICHMOND, VA 23218-0561

RE:  ESSEX CORPORATION
ID:  0119524-7
DCN: 00-09-08-0603

This is your receipt for $25.00 covering the fees for filing the following with this office:

articles of amendment to change authorized shares of stock

The effective date of the certificate of amendment is September 8, 2000.

If you have any questions, please call (804) 371-9733.

                                                   Sincerely,


                                                   /s/ Joel H. Peck
                                                   -----------------------------
                                                   Joel H. Peck
                                                   Clerk of the Commission

AMENACPT
CIS0317